CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Investors Securities Trust of our report dated December 18, 2017, relating to the financial statements and financial highlights, which appears in Franklin Balanced Fund, Franklin Convertible Securities Fund, Franklin Equity Income Fund, and Franklin Real Return Fund’s Annual Report on Form N-CSR for the year ended October 31, 2017.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

February 22, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Investors Securities Trust of our report dated December 18, 2017, relating to the financial statements and financial highlights, which appears in Franklin Adjustable U.S. Government Securities Fund, Franklin Floating Rate Daily Access Fund, Franklin Low Duration Total Return Fund, and Franklin Total Return Fund’s Annual Report on Form N-CSR for the year ended October 31, 2017.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

February 22, 2018